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For Immediate Release	Contact: Joel Edwards Chief Financial Officer 425.357.3687 JEdwards@coastalbank.com

EVERETT, Wash., May 18, 2022 (GLOBE NEWSWIRE) -- Coastal Financial Corporation (Nasdaq: CCB) (the “Company”), the holding company for Coastal Community Bank (the “Bank”), announced the hiring of Curt Queyrouze as President. Eric Sprink will continue as CEO as the Bank expands the Executive team of the almost $3 billion Bank.

“As Coastal becomes a more complex and rapidly growing bank, with both our community bank and our Banking as a Service (BaaS) division, CCBX, we are aware of the importance of adding key skills and leadership at every level to enhance the programs we already have in place,” said Sprink. “Adding Curt to our leadership team will ensure we have continued focus and resources as we build a strong infrastructure to serve our increasingly diverse local and fintech customers better,” he said.

Queyrouze has a background with expertise in credit, risk management, and financial technology. He was most recently President and CEO of TAB Bank, UT, and brings an extensive background in managing a community bank and fintech partnerships through BaaS.  During his tenure at TAB Bank, the $1.2 billion bank leveraged investments in a data platform, API stack, and agile development to transform the wholly digital Bank into a market leader.

“I am excited to join the Coastal team at an already successful tech-forward organization that provides innovative banking products and services, through both the community bank and CCBX partners, to a broad spectrum of consumers and small businesses,” Queyrouze said. He is especially proud of bringing the best of community banking to the digital sphere. “Banking has the ability to make a positive impact on our customer’s lives, including the under-served or under-banked populations, and Coastal is uniquely positioned to use a combination of data and analytics while partnering directly with clients to focus on their well-being.” Queyrouze added.

In addition to TAB Bank, Queyrouze’s career includes a variety of leadership roles at banks ranging from top-ten and regionals to community institutions, and as Chief Operating Officer of a fintech company. He holds a degree in Accounting from Louisiana State University and is active in his community and banking industry organizations.

Coastal worked with The Travillian Group, LLC, a national executive recruiting firm serving the financial services industry, to help attract and fill the President role through a national search.

About Coastal Financial Corporation

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Coastal Financial Corporation (NASDAQ: CCB), is an Everett, Washington-based Bank holding company with Coastal Community Bank (the “Bank”) a full-service commercial bank, as its sole wholly-owned banking subsidiary. The Bank operates 14 branches in Snohomish, Island, and King Counties, online and through mobile banking. The Bank’s CCBX division provides banking as a service (“BaaS”) that allows our broker-dealer and digital financial service partners to offer their customers banking services. As of March 31, 2022, we had total assets of $2.83 billion, total gross loans of $1.96 billion, total deposits of $2.58 billion, and total shareholders’ equity of $207.9 million.To learn more about Coastal Community Bank visit www.coastalbank.com. Member FDIC.

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Forward Looking Statements

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If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be

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amplified by or may, in the future, be amplified by, the COVID-19 pandemic, including the emergence of variant strains of the virus, the pace at which the COVID-19 vaccine can be distributed and administered to residents of the markets the Company serves and the United States generally, and the impact of varying governmental responses that affect our customers and the economies where they operate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.